EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Annual Report of Axtive Corporation (the “Company”) on Form 10-KSB for the annual period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and dates indicated below, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Graham C. Beachum II	Date: April 13, 2004

Graham C. Beachum II
Chairman of the Board and Chief Executive Officer

/s/ Stephen P. Slay	Date: April 13, 2004

Stephen P. Slay
Corporate Controller

These Certifications shall not be deemed to be “filed” or part of the referenced Annual Report on Form 10-KSB or incorporated by reference into any of the registrant’s filings with the Securities and Exchange Commission by implication or by any reference in any such filing to such report.